UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2013

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

160 Raritan Center Parkway,
Edison, New Jersey 08837

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On August 2, 2013, Majesco Entertainment Company (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with an investor, with respect to a registered direct offer and sale by the Company (the “Offering”) of 3,333,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $.60 per share. The shares were sold directly to the investor without a placement agent, underwriter, broker or dealer. The Offering was completed on August 2, 2013. The net proceeds to the Company were approximately $1.9 million after deducting estimated expenses payable by the Company.

The Offering was made pursuant to a prospectus supplement dated August 2, 2013 and an accompanying prospectus dated May 27, 2011, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-173863), which was declared effective by the Securities and Exchange Commission on May 27, 2011.

A copy of the opinion of Thompson Hine LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Acquisition Transaction

On August 6, 2013, the Company formed GMS Entertainment Limited (“GMS Entertainment”), a company limited by shares and incorporated in the Isle of Man. GMS Entertainment is currently owned 50% by Gili Lisani, an individual (“Lisani”), and 50% by the Company. Lisani and the Company have entered into a shareholders’ agreement governing the terms of their ownership in GMS Entertainment.

The Company shall invest $3,500,000 in cash for its ownership in GMS Entertainment, with an additional $1,000,000 subject to the financial performance of GMS Entertainment and Pariplay Limited, a company that is limited by shares and incorporated in the Isle of Man (“Pariplay”), and is a wholly owned subsidiary of Orid Media Limited, a company limited by shares and incorporated in the Isle of Man (“Orid Media”). GMS Entertainment will use the funds from the Company to acquire the assets of Orid Media, including all of the outstanding share capital of Pariplay (pursuant to the Asset Purchase Agreement as described below).

On August 6, 2013, GMS Entertainment entered into an asset purchase agreement (the “Asset Purchase Agreement”), by and among (i) GMS Entertainment, (ii) Orid Media, (iii) Lisani, and (iv) Yair Goldfinger Assets Limited, a company limited by shares incorporated in Israel (“YGA”), pursuant to which GMS Entertainment has agreed to purchase, subject to the terms and conditions contained therein, substantially all of the assets of Orid Media, including all of the outstanding share capital of Pariplay for $2,500,000 plus an additional $1,000,000 subject to the financial performance of GMS Entertainment and Pariplay.

The Asset Purchase Agreement contains customary representations and warranties and indemnification provisions from Orid Media and its shareholders, Lisani and YGA. In addition to other customary closing conditions, the closing of the Asset Purchase Agreement is conditioned upon receiving approval from the IOM Commission with respect to the gambling license that is held by Pariplay. The Company currently anticipates that the transactions contemplated by the Asset Purchase Agreement will close in approximately 8 to 12 weeks.

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ITEM 8.01	Other Events.

On August 6, 2013, the Company issued a press release announcing the Offering and the transactions described above. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
5.1	Opinion of Thompson Hine LLP.
10.1	Common Stock Purchase Agreement, dated August 2, 2013, by and between Majesco Entertainment Company and Yair Goldfinger.
23.1	Consent of Thompson Hine LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release, dated August 6, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

Dated: August 6, 2013	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Thompson Hine LLP.
10.1	Common Stock Purchase Agreement, dated August 2, 2013, by and between Majesco Entertainment Company and Yair Goldfinger.
23.1	Consent of Thompson Hine LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release, dated August 6, 2013.

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